UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant Section 240.14a-12

Diamond Management & Technology

Consultants, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement; if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Diamond Management & Technology Consultants, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Diamond Management & Technology Consultants, Inc.

Commission File No.: 000-22125

The following are communications to employees of Diamond Management & Technology Consultants, Inc. (“Diamond”) in connection with the proposed acquisition of Diamond by PricewaterhouseCoopers LLP.

Dear colleagues,

This morning, it was announced that our firm will become an integrated business unit within PricewaterhouseCoopers* (see details in the press release below).

Diamond’s partnership and Board of Directors recognize this as an attractive opportunity for our stockholders, our company, and our people. Though PwC is a long-established professional services firm with an outstanding reputation, they re-entered the competitive market for consulting services recently, and have had good success and growth. Between the US, UK and India three markets where we overlap they are roughly $2.5B in revenue.

They are focused on bringing in and cultivating the best talent our industry has to offer in the areas of greatest importance to clients. In developing an acquisition strategy, Diamond was identified as their top target after an exhaustive search of hundreds of firms. I have been impressed with the quality and depth of their management at all levels and with their resolve to become the world’s best advisory firm.

Joining with PwC will give Diamond access to a wider client base, depth and breadth of experience globally, greater scale to meet our client’s needs and a platform to invest, expand and grow. This acquisition will offer our partners and staff dynamic career opportunities and greater professional growth potential. It would not be appropriate to ignore the fact that while all practice personnel will continue to be employed, some of our Operations colleagues will not. While it is expected in this situation, it is still regrettable. Having said that, the majority of our Operations employees are expected to continue and those who do not will be provided a generous severance.

I’m sure you have many questions, and the partners and I would like to talk to you as soon as possible about this announcement and how it will impact you. There will be several calls and meetings held this morning in our different locations:

•	5:10am CT/3:40pm IST— Call with Mumbai Team

•	6:30am CT/12:30pm GMT—Call with London Team

•	(After these calls, our leadership teams in Mumbai and London will continue with small group meetings throughout the day.)

•	8:00am CT—Investor Call

•	9:30am CT—Town Hall with NA Operations in Chicago Office

•	10:00am CT—Conference Calls with NA Vertical and Service Line Groups (NA Diamond Academy Members can choose which of these calls to join)

•	12:00pm CT—Town Hall with Practice currently in Chicago Office

•	5:00pm CT—Town Hall with remaining Practice members currently on Chicago-area projects

•	6:00pm ET—Town Hall with Practice currently in New York Office

You should expect to participate in these calls and meetings so you can have your questions answered and hear about next steps. In the following few days we will also travel to several of our project cities to meet with our consultants there in person. A calendar of confirmed meetings and calls is published on our new One site, The Infield [hyperlink], where you’ll be able to find the latest information as it relates to this strategic step in the evolution of Diamond.

Beyond this, we’ve identified a number of partners who will focus on keeping our employees informed during the transition. At least one of them—Linda Najim, Stacy Sachen, Rick Barto, Tyson Cornell, Scott Likens, Jonathan Kletzel, Ed Brady, and Ann Settimi—will be present at all the Small-Hands Meetings.

Before you join this morning’s calls and meetings, you may want to take a look at the attached sheet that gives some background on the PwC Advisory Group. You will note on slide 34 that we will both integrate through our service lines and verticals while operating as an independent business unit within PwC. This is a critical design feature and clearly indicates the value that PwC sees in Diamond, their desire to learn what it is we do, how we do it, and to preserve, protect and extend those key characteristics.

I’m looking forward to our discussions and pursuing our objective of building the world’s best professional services firm.

Regs,

Adam

* PricewaterhouseCoopers (www.pwc.com) provides industry-focused assurance, tax, and advisory services to build public trust and enhance value for its clients and their stakeholders. More than 163,000 people in 151 countries across its network share their thinking, experience, and solutions to develop fresh perspectives and practical advice.

“PricewaterhouseCoopers” or “PwC” refers to PricewaterhouseCoopers LLP (a Delaware limited liability partnership) or, as the context requires, the network of member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity. © 2010 PricewaterhouseCoopers LLP. All rights reserved.

Additional Information

In connection with the proposed Merger and the required stockholder approval, Diamond intends to file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Diamond. DIAMOND’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND DIAMOND. Investors and stockholders may obtain copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s Web site at www.sec.gov. In addition, investors and stockholders may also obtain, free of charge, copies of these documents filed with the SEC through the investor relations page on Diamond’s corporate Web site at www.diamondconsultants.com or by contacting Diamond Management & Technology Consultants, Inc. at John Hancock Center, 875 N. Michigan Ave. Suite 3000, Chicago, Illinois, 60611, Attention: Investor Relations.

Participants in Solicitation

Diamond and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Diamond stockholders with respect to the proposed Merger. Information about Diamond’s executive officers and directors and their ownership of Diamond Common Stock is set forth in Diamond’s Annual Report on Form 10-K/A filed with the SEC on July 29, 2010. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Diamond and its executive officers and directors in the proposed Merger by reading the preliminary and definitive proxy statements regarding the proposed Merger, which will be filed by Diamond with the SEC. Copies of these documents may be obtained, free of charge, as described above.

EXAMPLE

From: Lead

Sent: [announcement day], 2010 6:00 AM

To:

Subject:

When: Friday, February 06, 2009 10:00 AM-12:00 PM (GMT-06:00) Central Time (US & Canada).

Where: 1-800-781-2153 conference ID

As you read in Adam’s earlier email this morning, Diamond has entered into a merger agreement with PricewaterhouseCoopers to join their Advisory Services practice. I’m glad to have a chance now to talk to all of you about this event and answer your questions. We will be holding a vertical conference call today at 10am CT [dial in info], and though I know many of you are just settling into your day with clients, these will be important, helpful calls, and you’re encouraged to participate.

My fellow LComm members and Diamond see this as a compelling opportunity for our stockholders, our people and our firm. At the same time, I recognize that change can be hard, and we will need to pull together as a [vertical or SL] group and with the entire practice to make the merger successful, and continue to deliver the impact Diamond is known for. We need to remain focused on our current business, even as we keep our minds open to this new opportunity.

I will open the 10am CT call by discussing the transaction, giving an idea of the timeline and how this affects our people and clients. We will then have ample time for Q&A. If you will be in the [xxx] office today, you’re welcome to join other [vertical] colleagues in [room tbd].

Later today, we will hold Practice Town Hall Meetings with Adam and other partners in the Hancock Center (28 Training) at noon and at 5:00pm CT, and with New York-based partners in our New York office at 6:00pm, so any consultants who are working in Chicago or New York can join those in-person meetings as well. Information about additional Town Halls/Small-Hands discussions can be found on the One site that has been set up specifically for communications over the next few months.

Looking forward to talking to you soon,

Additional Information

In connection with the proposed Merger and the required stockholder approval, Diamond intends to file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Diamond. DIAMOND’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND DIAMOND. Investors and stockholders may obtain copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s Web site at www.sec.gov. In addition, investors and stockholders may also obtain, free of charge, copies of these documents filed with the SEC through the investor relations page on Diamond’s corporate Web site at www.diamondconsultants.com or by contacting Diamond Management & Technology Consultants, Inc. at John Hancock Center, 875 N. Michigan Ave. Suite 3000, Chicago, Illinois, 60611, Attention: Investor Relations.

Participants in Solicitation

Diamond and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Diamond stockholders with respect to the proposed Merger. Information about Diamond’s executive officers and directors and their ownership of Diamond Common Stock is set forth in Diamond’s Annual Report on Form 10-K/A filed with the SEC on July 29, 2010. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Diamond and its executive officers and directors in the proposed Merger by reading the preliminary and definitive proxy statements regarding the proposed Merger, which will be filed by Diamond with the SEC. Copies of these documents may be obtained, free of charge, as described above.

Dear xxxx:

I hope this email finds you well. You may have seen the announcement that was made this morning about the intended purchase of Diamond by PricewaterhouseCoopers (see press release below). It is likely for this deal to close in the fourth quarter of this calendar year. We want to assure you that your employment offer from Diamond, including salary, level, and signing bonus, will not change as a result of this transaction. We look forward to welcoming you to the firm on xxxxx, 2010.

By joining forces with PwC’s Advisory practice, we will be combining Diamond’s expertise in strategy, operations, and technology, particularly in business design, performance improvement, information management and customer relationship management, with PwC’s broad advisory capabilities. As new hires, you will have access to the same high-quality, high-impact work, colleagues, and career development opportunities that drew you to Diamond in the first place—and they should increase as a result of PwC’s additional breadth and scope.

I’m looking forward to speaking with you personally about this news. I plan to call you later today, so I can answer any questions you may have. If you have any conflicts today, or issues you would like me to address on the call, please let me know.

Kind regards,

[name]

Additional Information

In connection with the proposed Merger and the required stockholder approval, Diamond intends to file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Diamond. DIAMOND’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND DIAMOND. Investors and stockholders may obtain copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s Web site at www.sec.gov. In addition, investors and stockholders may also obtain, free of charge, copies of these documents filed with the SEC through the investor relations page on Diamond’s corporate Web site at www.diamondconsultants.com or by contacting Diamond Management & Technology Consultants, Inc. at John Hancock Center, 875 N. Michigan Ave. Suite 3000, Chicago, Illinois, 60611, Attention: Investor Relations.

Participants in Solicitation

Diamond and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Diamond stockholders with respect to the proposed Merger. Information about Diamond’s executive officers and directors and their ownership of Diamond Common Stock is set forth in Diamond’s Annual Report on Form 10-K/A filed with the SEC on July 29, 2010. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Diamond and its executive officers and directors in the proposed Merger by reading the preliminary and definitive proxy statements regarding the proposed Merger, which will be filed by Diamond with the SEC. Copies of these documents may be obtained, free of charge, as described above.